UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
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WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
30 Isabella Street
Pittsburgh, Pennsylvania 15212

SUPPLEMENT TO THE PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 19, 2021

This supplements the proxy statement of Westinghouse Air Brake Technologies Corporation (the “Company”) previously filed with the SEC and furnished to stockholders on April 7, 2021 in connection with the solicitation of proxies by the Board of Directors for the Company’s 2021 annual meeting of stockholders to be held on Wednesday, May 19, 2021, at 11:30 a.m., Eastern Time.  At the annual meeting, among other items, stockholders will be asked to approve an advisory (non-binding) resolution relating to the approval of the Company’s named executive officer compensation (the “say-on-pay advisory proposal”), as described in the Proxy Statement (“Proposal 2”).

This supplement is being filed with the SEC and being made available to stockholders on May 10, 2021.  This supplement should be read in conjunction with the proxy statement.

After the Company filed its Proxy Statement, the Company was made aware that Institutional Shareholder Services (“ISS”) recommended a vote “against” Proposal 2.  Glass Lewis, another proxy advisory firm, recommended that our stockholders vote “FOR” Proposal 2.  ISS has stated the reason for the vote recommendation was the payment of severance benefits paid to Scott E. Wahlstrom, the former Executive Vice President and Chief Human Resources Officer, for “what appears to be a voluntary resignation” (emphasis added). We are providing the below information in an effort to clarify circumstances surrounding Mr. Wahlstrom’s separation of employment from the Company as well as the Company’s practice regarding the payment of severance benefits.

For the reasons set forth below and as outlined in our Proxy Statement, we again encourage our stockholders to vote “FOR” and approve the advisory (non-binding) resolution relating to the approval of the Company’s named executive officer compensation.

Supplemental Disclosure Concerning Severance Eligibility of Executive Officers.

The Company has a longstanding practice under which severance is paid to executive officers in situations in which termination is initiated by Company.  Mr. Wahlstrom’s separation from the Company was in accordance with this practice, and his severance was paid in accordance with his Transition Agreement as disclosed in the Proxy Statement and as set forth in Exhibit 10.20 to the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2021.

Mr. Wahlstrom served the Company for over 30 years including through the recent acquisitions of Faiveley Transport and GE Transportation.  As part of the integration with GE Transportation, the Company determined it was time for new leadership and initiated the termination of Mr. Wahlstrom’s employment.  As such, the payment of severance compensation was consistent with the Company’s practice.

Additional Information.

Wabtec’s advisory say-on-pay advisory proposal is subject to approval by stockholders at the annual meeting.

If you have already voted by internet, telephone or mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via internet, telephone or mail) will remain valid and will be voted at the annual meeting unless revoked.

Important information regarding how to vote your shares and how to change your vote is available in the proxy statement under the heading “General Information —How do I Vote?” and “General Information—How do I change my vote?” both on page 2 of the Proxy Statement.

Other than the supplemental disclosure included above, this supplement does not revise or update any other information in the proxy statement.  From and after the date of this supplement, any reference to the proxy statement are to the proxy statement as supplemented hereby.

By order of the Board of Directors,

David L. DeNinno
Executive Vice President, General Counsel and Secretary

May 10, 2021

The proxy statement and Wabtec’s annual report on Form 10-K for the year ended December 31, 2020 are available at www.proxyvote.com.